Exhibit 4.1 THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST. UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. No. R-1 CUSIP No. 91529Y 601 $300,000,000 UNUM GROUP 6.250% JUNIOR SUBORDINATED NOTES DUE 2058 UNUM GROUP, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on June 15, 2058 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon, from May 29, 2018, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, at the rate of 6.250% per annum (the “Interest Rate”). Interest on this Note shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2018, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 and December 1, as the case may be (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, that interest payable at the Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable on such date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. Payments of principal and premium, if any, shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Chattanooga, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by wire transfer to a Dollar account. The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of Notes, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in- fact for any and all such purposes. Each Holder of Notes, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place. Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof or an Authentication Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. -2-

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered. Dated: May 29, 2018 UNUM GROUP By: _________________________ Name: Title: CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture. Dated: May 29, 2018 THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: _________________________ Authorized Signatory -3-

This Note is one of a duly authorized issue of securities of the Company designated as its “6.250% Junior Subordinated Notes due 2058” (herein sometimes referred to as the “Notes”), initially limited in aggregate principal amount to $300,000,000, issued and to be issued under and pursuant to an Indenture, dated as of May 29, 2018 (the “Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes issuable under the Indenture are unlimited in principal amount. The Notes are issuable in book-entry without coupons, in denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No sinking fund is provided for the Notes. The Company may elect at one or more times to defer payment of interest on this Note for one or more consecutive Interest Periods provided that any Deferral Period shall not exceed five years. The Company may not defer interest beyond the Stated Maturity, any earlier accelerated Maturity arising from an Event of Default or any other earlier redemption of this Note. During a Deferral Period, interest will continue to accrue on this Note, and deferred interest on this Note will bear additional interest at the stated interest rate applicable to the Notes, compounded on each Interest Payment Date, subject to applicable law. At the end of a Deferral Period, the Company must pay all accrued and unpaid deferred interest, including compounded interest. If the Company has paid all deferred interest (including compounded interest thereon) on this Note, the Company may commence a new Deferral Period subject to to the terms of the Indenture. The Notes will be redeemable in whole, but not in part, at any time prior to June 15, 2023, at the Company’s option,within 90 days after the occurrence of a Tax Event, a Regulatory Capital Event or a Rating Agency Event at a redemption price per $25 principal amount of the Notes equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of the Notes’ principal amount or (ii) in the case of a Rating Agency Event, 102% of the Notes’ principal amount, plus in each case accrued and unpaid interest to but excluding the Redemption Date. On or after June 15, 2023, the Company will have the right to redeem the Notes, at the Company’s option in whole or in part, at any time and from time to time at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its Affiliates, must remain outstanding after giving effect to such redemption. -4-

The Company may not redeem the Notes in part unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Notes for all Interest Periods terminating on or before the Redemption Date. Notice of any redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the Redemption Date, the manner of calculation of the Redemption Price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. If less than all of the Notes are to be redeemed at the Company’s option, the Trustee will select, in a manner it deems fair and appropriate, the Notes, or portions of the Notes, to be redeemed. Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on any Notes that have been called for redemption at the Redemption Date. The Company will not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any such Notes being redeemed in part. In case an Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Chattanooga, Tennessee (which shall initially be -5-

an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. All capitalized terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture. -6-

ABBREVIATIONS The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties (Cust) JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - ___________ Custodian ________________ (Minor) under Uniform Gifts to Minors Act ___________ (State) Additional abbreviations may also be used though not in the above list. -7-

ASSIGNMENT FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to: -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- (Insert assignee’s social security or tax identification number) -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- (Insert address and zip code of assignee) and hereby appoints: -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- (Insert transfer agent name and address) agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her. -8-

Dated: Signed: _____________________________ Signature Guarantee: (Sign exactly as your name appears on the other side of this Note) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. -9-